Exhibit 99.1

Mesa-Offshore-Trust

Mesa Offshore Trust Announces Trust Income for November 2005

MESA OFFSHORE TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

For Immediate Release

Austin, Texas November 18, 2005 - Mesa Offshore Trust (OTC symbol-MOSH) announced that there will be no Trust income distribution for the month of November 2005 for Unitholders of record on November 30, 2005.

Royalty income will total approximately $5,600 and Trust expenditures will be approximately $29,000. Trust expenditures in excess of royalty income received will reduce the Trust’s reserve for Trust expenses. As of October 31, 2005, the reserve for Trust expenses, excluding interest receivable, was approximately $1,678,485.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Offshore Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

www.businesswire.com/cnn/mosh.htm

700 Lavaca                           Austin, TX 78701